   As filed with the Securities and Exchange Commission on January 21, 1999

                                             REGISTRATION NO. 333-____________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ----------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ----------

                             BILLING CONCEPTS CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               74-2781950
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

    7411 JOHN SMITH DRIVE, SUITE 200                      78229
           SAN ANTONIO, TEXAS                           (Zip Code)
(Address of Principal Executive Offices)

                             BILLING CONCEPTS CORP.
                  1999 COMMSOFT ACQUISITION STOCK OPTION PLAN
                            (Full title of the Plan)

                              W. AUDIE LONG, ESQ.
        SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                             BILLING CONCEPTS CORP.
                        7411 JOHN SMITH DRIVE, SUITE 200
                           SAN ANTONIO, TEXAS 78229
                   (Name and address of agent for service)


                                (210) 949-7000
        (Telephone number, including area code, of agent for service)

                                  ----------

                                With Copy to:

                         FULBRIGHT & JAWORSKI L.L.P.
                           300 CONVENT, SUITE 2200
                          SAN ANTONIO, TEXAS  78205
                                (210) 224-5575
                     ATTENTION:  PHILLIP M. RENFRO, ESQ.

                                  ----------

                           CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED           PROPOSED MAXIMUM
        TITLE OF SECURITIES              AMOUNT TO          MAXIMUM OFFERING      AGGREGATE OFFERING          AMOUNT OF
         TO BE REGISTERED              BE REGISTERED       PRICE PER SHARE(1)          PRICE(1)           REGISTRATION FEE
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
           Common Stock,
          $.01 par value                  173,153(2)             $9.9688             $1,726,127.63             $479.86
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   Series A Junior Participating
     Preferred Stock Purchase
           Rights(3)(4)                   173,153                   -                      -                       -
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               Total                      173,153                   -                $1,726,127.63              $479.86
--------------------------------------------------------------------------------------------------------------------------
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

(1) Pursuant to Rule 457(c) and (h), the maximum offering price per security and maximum aggregate offering price of the Common Stock have been calculated on the basis of the average of the high and low prices of the Common Stock as reported by the National Market System of Nasdaq on January 19, 1999.
(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(3) The Series A Junior Participating Preferred Stock Purchase Rights (the "Purchase Rights") are initially carried and traded with the Company's Common Stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the Company's Common Stock. No fee is required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(4) Purchase Rights related to the Common Stock pursuant to the Rights Agreement dated July 10, 1996, between Registrant and U.S. Trust Company of Texas, N.A., Trustee.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are hereby incorporated by reference in this Registration Statement:

          1. The Annual Report on Form 10-K of Billing Concepts Corp., a Delaware corporation (the "Registrant"), for the year ended September 30, 1998;

          2. The Company's Registration Statement on Form 10/A, as amended, File No. 0-28536, filed with the Securities and Exchange Commission (the "Commission") on July 11, 1996, containing a description of the terms, rights and provisions applicable to the Company's outstanding Common Stock and attached Series A Junior Participating Preferred Stock Purchase Rights.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

          For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Section 145 of the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable by the Company.

          Article VIII of the Amended and Restated Bylaws of the Company requires the Company to indemnify any person to whom, and to the extent, indemnification may be granted pursuant to Section 145 of the Delaware General Corporation Law.

          Article XI of the Company's Certificate of Incorporation provides that each person who was or is made a party to, or is involved in any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company will be indemnified by the Company against all expenses and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him, except in such case where the director, officer or employee is adjudged guilty of willful misfeasance in the performance of his duties. Article XI also provides that the right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.

          The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation of the Company and the Bylaws of the Company referenced above and are qualified in their entirety by reference thereto.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          3.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.4 of the Company's
                    Quarterly Report on Form 10-Q for the quarter ended March
                    31, 1998).

          3.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 of the Company's Annual
                    Report on Form 10-K for the year ended September 30, 1998).

          4.1       Certificate of Designation of Series A Junior Participating
                    Preferred Stock (incorporated herein by reference to Exhibit
                    3.2 of the Company's Registration Statement on Form 10/A dated July 11, 1996 (File No. 0-28536)).

          4.2 Rights Agreement dated July 10, 1996, between the Company and U.S. Trust Company of Texas, N.A., Trustee (incorporated herein by reference to Exhibit 4.2 of the Company's
                    Registration Statement on Form 10/A dated July 11, 1996
                    (File No. 0-28536)).

          4.3       Billing Concepts Corp. 1999 CommSoft Acquisition Stock
                    Option Plan (incorporated herein by reference to Exhibit
                    10.1 of the Company's Current Report on Form 8-K dated
                    December 23, 1998).

          4.4       Form of Stock Option Agreement granted pursuant to 1999
                    CommSoft Acquisition Stock Option Plan (incorporated herein by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K dated December 23, 1998).

         *5.1       Opinion of Billing Concepts Corp.

        *23.1       Consent of Billing Concepts Corp. (included in Exhibit 5.1).

                                      -3-


          *23.2     Consent of Arthur Andersen LLP.

          *24.1 Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page).

-------------------
* Filed herewith.

ITEM 9.     UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas the 20th day of January 1999.

                                   BILLING CONCEPTS CORP.


                                   By:  /s/ Kelly E. Simmons
                                        ---------------------------------------
                                            Kelly E. Simmons
                                            Executive Vice President and
                                            Chief Financial Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alan W. Saltzman and Kelly
E. Simmons, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                         DATE
---------                     -----                         ----
/s/ Parris H. Holmes, Jr.     Chairman of the Board and     January 21, 1999
--------------------------    Chief Executive Officer
Parris H. Holmes, Jr.         and a Director
                              (Principal Executive Officer)

/s/ Alan W. Saltzman          President and Chief           January 20, 1999
--------------------------    Operating Officer
Alan W. Saltzman              and a Director

/s/ Kelly E. Simmons          Executive Vice President      January 20, 1999
--------------------------    and Chief Financial Officer
Kelly E. Simmons              (Principal Financial and
                              Accounting Officer)

/s/ Larry A. Davis            Senior Vice President         January 20, 1999
--------------------------    and a Director
Larry A. Davis

/s/ Lee Cooke                 Director                      January 20, 1999
--------------------------
Lee Cooke

/s/ James E. Sowell           Director                      January 20, 1999
--------------------------
James E. Sowell

/s/ Thomas G. Loeffler        Director                      January 20, 1999
--------------------------
Thomas G. Loeffler

INDEX TO EXHIBITS

Exhibit
Number                      Description of Exhibits
-------                     -----------------------
   3.1      Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.4 of the Company's Quarterly Report on Form
            10-Q for the quarter ended March 31, 1998).

   3.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-K for the year ended September 30, 1998).

   4.1      Certificate of Designation of Series A Junior Participating
            Preferred Stock (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form 10/A dated July 11,
            1996 (File No. 0-28536)).

   4.2      Rights Agreement dated July 10, 1996, between the Company and U.S.
            Trust Company of Texas, N.A., Trustee (incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement on Form 10/A dated July 11, 1996 (File No. 0-28536)).

   4.3      Billing Concepts Corp. 1999 CommSoft Acquisition Stock Option Plan
            (incorporated herein by reference to Exhibit 10.1 of the Company's
            Current Report on Form 8-K dated December 23, 1998).

   4.4      Form of Stock Option Agreement granted pursuant to 1999 CommSoft
            Acquisition Stock Option Plan (incorporated herein by reference to
            Exhibit 10.2 of the Company's Current Report on Form 8-K dated
            December 23, 1998).

  *5.1      Opinion of Billing Concepts Corp.

 *23.1      Consent of Billing Concepts Corp. (included in Exhibit 5.1).

 *23.2      Consent of Arthur Andersen LLP.

 *24.1 Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page).

---------------
* Filed herewith.